UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2024, Calumet Specialty Products Partners, L.P. (the “Partnership”) and Calumet Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”) issued $200.0 million aggregate principal amount of a new series of the Issuers’ 9.25% Senior Secured First Lien Notes due 2029 (the “Notes”) in a private placement transaction in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at par for proceeds of $200.0 million, before estimated transaction expenses. The Partnership is using the net proceeds from the private placement of the Notes, together with cash on hand, to redeem all of the Issuers’ outstanding 9.25% Senior Secured First Lien Notes due 2024 (the “2024 Secured Notes”) and $50.0 million aggregate principal amount of the Issuers’ outstanding 11.00% Senior Notes due 2025.

Indenture

The Notes are governed by an Indenture, dated as of March 7, 2024 (the “Indenture”), entered into by the Issuers and certain subsidiary guarantors named therein (the “Guarantors”) with Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will mature on July 15, 2029. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2024. The Notes are guaranteed on a senior secured basis by all of the Partnership’s existing subsidiaries (other than Finance Corp., the Partnership’s unrestricted subsidiaries, Montana Renewables Holdings LLC and Montana Renewables, LLC, and certain immaterial restricted subsidiaries). The Notes and the guarantees of the Notes are secured by a first priority lien (subject to certain exceptions) on all of the fixed assets that secure the Partnership’s and its restricted subsidiaries’ obligations under their secured hedge agreements, including, subject to certain exceptions, certain present and future real property, fixtures and equipment; certain United States registered patents and patent license rights, trademarks and trademark license rights, copyrights and copyright license rights and trade secrets; certain chattel paper, documents and instruments; cash deposits in the PP&E proceeds account; certain books and records; and all accessions and proceeds of any of the foregoing.

On and after January 15, 2025, the Issuers may on any one or more occasions redeem all or part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such Notes, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2025	109.250%
2026	104.625%
2027 and thereafter	100.000%

At any time prior to January 15, 2025, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture in an amount not greater than the net cash proceeds from certain public equity offerings at a redemption price of 109.250% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (1) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding notes held by the Partnership and its subsidiaries); and (2) the redemption occurs within 180 days of the date of the closing of such public equity offering.

Prior to January 15, 2025, the Issuers may on any one or more occasions redeem all or part of the Notes upon not less than 15 nor more than 60 days’ notice at a redemption price equal to the sum of: (1) the principal amount thereof, plus (2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.

The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue preferred units; (ii) create liens to secure indebtedness; (iii) pay dividends on equity securities, repurchase equity securities or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from its restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates. These covenants are subject to important exceptions and qualifications. However, at any time when the Notes are rated investment grade by either of Moody’s Investors Service, Inc. or S&P Global Ratings and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.

Upon the occurrence of certain Change of Control, as defined in the Indenture, each holder of the Notes will have the right to require that the Partnership repurchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of repurchase.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Collateral Trust Agreement

In connection with the issuance of the Notes, on March 8, 2024, the Issuers and the guarantors under the Indenture (other than Calumet Montana Refining, LLC) entered into an amendment (the “Amendment”) to (i) the Amended and Restated Collateral Trust Agreement (the “Collateral Trust Agreement”) with Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”), the Trustee and the representatives of certain other holders of Parity Lien Obligations (as defined in the Collateral Trust Agreement) and (ii) the Second Amended and Restated Security and Pledge Agreement with the Collateral Trustee. Among other changes, the Amendment changed certain references to the 2024 Secured Notes and the indenture governing the 2024 Secured Notes, which has been satisfied and discharged as of March 7, 2024, to instead refer to the Notes and the Indenture.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 12, 2024, the Partnership issued a press release announcing the consummation of the private placement of the Notes described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated March 7, 2024, by and among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 9.25% Senior Secured First Lien Notes due 2029 (included in Exhibit 4.1).

10.1	Amendment No. 2 to Amended and Restated Collateral Trust Agreement and Second Amended and Restated Security and Pledge Agreement, dated as of March 8, 2024, by and among the Partnership, the obligors party thereto and Wilmington Trust, National Association, as collateral trustee.

99.1	Press Release, dated March 12, 2024.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

Date: March 12, 2024	By:	/s/ David Lunin
	Name:	David Lunin
	Title:	Executive Vice President and Chief Financial Officer